Exhibit 32

Section 1350 Certifications

The undersigned hereby certifies that the quarterly report on Form 10-Q of PAHC Holdings Corporation (the “Registrant”) for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 15, 2006	/s/ Gerald K. Carlson Gerald K. Carlson Chief Executive Officer (Principal Executive Officer)

Date: May 15, 2006	/s/ Richard G. Johnson Richard G. Johnson Chief Financial Officer (Principal Financial Officer)